Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated March 31, 2025, with respect to the consolidated financial statements of Healthcare Triangle, Inc. as of and for the year ended December 31, 2024, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

The Woodlands, TX

September 25, 2026